UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

CHEMED CORPORATION
(Name of Registrant as Specified in Its Charter)

MMI INVESTMENTS, L.P. MCM CAPITAL MANAGEMENT, LLC JOHN S. DYSON CLAY B. LIFFLANDER SCOTT J. CROMIE JAMES FOY PETER A. MICHEL CARROLL R. WETZEL, JR.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MMI Investments, L.P. (“MMI Investments”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of five nominees as directors at the 2009 annual meeting of stockholders of Chemed Corporation (the “Annual Meeting”).  On April 27, 2009, MMI Investments made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1:  On April 28, 2009, MMI Investments sent the following letter to Chemed Corporation stockholders:

[Letterhead of MMI Investments, L.P.]

ELECT MMI’S SUPERIOR DIRECTOR NOMINEES TO BRING EXPERIENCE, INDEPENDENCE AND STRATEGIC CREDENTIALS TO CHEMED’S BOARD

VOTE YOUR GOLD PROXY CARD TODAY

April 28, 2009

Dear Fellow Chemed Stockholder:

MMI Investments, L.P. (“MMI Investments”), a long-only investment fund and owner of 3.5% of Chemed Corporation’s (“Chemed”) outstanding capital stock, is seeking your support for five highly qualified, independent and experienced director candidates (the “MMI Nominees”) for election to Chemed’s eleven-member board at the 2009 annual meeting of stockholders (the “Annual Meeting”).  The MMI Nominees are Scott J. Cromie, James Foy, Clay B. Lifflander, Peter A. Michel and Carroll R. Wetzel, Jr.  We note that we are soliciting proxies on the GOLD proxy card to elect not only the five MMI Nominees, but also the candidates who have been nominated by Chemed other than Patrick P. Grace, Thomas C. Hutton, Walter L. Krebs, Donald E. Saunders and George J. Walsh III.

The chart on the following page in our opinion clearly illustrates the superiority of the MMI Nominees to the Chemed incumbents we oppose, whether by measures of operating and strategic credentials or independence from Chemed management and the rest of the board.

We encourage you to consider which slate is better equipped to maximize value for Chemed stockholders, and urge you to support the MMI Nominees by signing, dating and returning the enclosed GOLD proxy card.

Of the five incumbent directors we oppose, two are sons of former Chemed Chairmen, two are practicing attorneys with no operational experience, four are current or former employees of Chemed or a former affiliate, and one is a former paid service provider to Chemed as recently as 2007.  These incumbent directors have a total of only 21 months experience in industries currently relevant to Chemed, no outside public company director experience beyond Chemed and its past affiliates and an average tenure as Chemed director of 16 years.

In contrast, the five MMI Nominees bring decades of relevant operational experience in both of Chemed’s two industries: healthcare administration (35 years) and residential services (36 years), a strong track record of public company board service and effective governance, strategic alternatives review and execution expertise, and total uncompromised independence and stockholder alignment.

CONSIDER THE RISK-REWARD ANALYSIS OF SUPPORTING THE MMI NOMINEES:

•	The Chemed incumbents we oppose have financial and/or familial ties to Chemed and virtually no relevant operational experience, despite decades of employment with Chemed.

•	The MMI Nominees have significant experience in Chemed’s sectors, superior public company board credentials, and unquestioned independence and alignment with stockholders.

IF NOT FOR INCUMBENCY, WOULD THERE EVEN BE A QUESTION?

THE MMI NOMINEES’ SUPERIOR CREDENTIALS AND INDEPENDENCE
OR
CHEMED’S INCUMBENT NOMINEES’ EXTENSIVE FAMILY AND FINANCIAL TIES TO THE COMPANY?

		Healthcare or Residential Services Operating Experience	Non-Chemed or Related Entity Public Board Experience	Significant Wall Street Experience	Independent	Current / Past Employee or Vendor of Chemed or a Related Entity	Son of Former Chemed Chairman
MMI Nominees
Scott J. Cromie	Former Group President of the ServiceMaster Company, a provider of outsourced services for residential and commercial buildings, and a close comparable of Roto-Rooter	X			X
James Foy	CEO and President of the Riverside Healthcare System, a $250 million healthcare network including three hospital sites, multiple clinics, a skilled nursing facility and a nursing school	X			X
Clay B. Lifflander
President of MMI, former CEO of Key Components, Inc., a $250 million diversified manufacturing company and SEC registrant, former Managing Director in mergers & acquisitions at Smith Barney, current director of Unisys Corporation (NYSE:UIS) and former director of Dendrite International, Inc. (NASDAQ:DRTE)
			X	X	X
Peter A. Michel
Former CEO of Brinks Home Security Holdings, Inc. (NYSE:CFL), a residential services company providing security monitoring, and current CEO and director of iSECUREtrac Corp. (OTCBB:ISEC), a leader in GPS for the corrections market
		X	X		X
Carroll R. Wetzel, Jr.	Director of Brinks Home Security (NYSE:CFL) Exide Technologies (NASDAQ:XIDE), former director of The Brink’s Company (NYSE:BCO), Laidlaw International, Inc. (NYSE:LI)		X	X	X
Chemed Incumbents
Patrick P. Grace	Son of a former Chemed Chairman and founder of Chemed’s parent corporation, an investor in real estate and mining, and an advisor to philanthropies					X	X
Thomas C. Hutton	Son of Chemed’s former long-time Chairman & CEO and an attorney directly employed by Chemed					X	X
Donald E. Saunders	Former long-time employee of Chemed who ran its Dubois Chemicals, Inc. subsidiary, which produced cleaning products					X
Walter L. Krebs	Mr. Saunders’ long-time head of finance at DuBois, and CFO of another Chemed subsidiary, Service America Systems, Inc.	X				X
George J. Walsh III	Partner with the law firm of Thompson Hine LLP, Chemed former outside counsel, who received fees from Chemed as recently as 2007					X

THE MMI NOMINEES HAVE ONLY ONE GOAL: MAXIMIZING VALUE FOR CHEMED STOCKHOLDERS

After several years as a stockholder, nearly a dozen in-depth meetings with Chemed senior management and much time, effort and research into Chemed’s operations, strategic alternatives and corporate governance, MMI Investments concluded that Chemed’s board is in desperate need of significant change and we have nominated five independent directors who are committed to maximizing stockholder value.

We do not seek board representation for stockholders lightly.  We are not seeking control of the board and we do not have any singular agenda for Chemed.  What we do have are significant concerns about the independence of the incumbent board and a lack of confidence that, without stockholder representation, Chemed’s board will act in the best interests of stockholders.

CHEMED STOCKHOLDERS DESERVE AN EXPERIENCED, INDEPENDENT BOARD WITHOUT MANAGEMENT INSIDERS, SONS OF FORMER CHAIRMEN AND VENDORS TO THE COMPANY

Even after adding two new, independent and qualified director candidates to its slate, the Chemed board remains, based upon our research, a tangled web of nepotism and interrelationships, mostly financially compensated.  We note that prior to nominating two new director candidates, ten of Chemed’s eleven directors had significant ties to the company that compromised their independence, and the eleventh, while technically independent, has no relevant operational experience and was a personal friend of the former chairman prior to joining the board.  Three independent members of an eleven member board does not constitute good governance.

Independence matters – particularly when a board must objectively make decisions to maximize value for stockholders, including deciding whether to separate two completely unrelated businesses, and in doing so dismantle an outdated, expensive and unnecessary corporate infrastructure.  Dismantling the Chemed board’s cronyism alone would be a vast improvement in our opinion, but the MMI Nominees offer much more: superior credentials to the incumbents we oppose in relevant operational experience, public board service and strategic alternatives expertise. Furthermore, with the MMI Nominees added to the board, Chemed would have a vastly improved corporate governance profile.

We urge all stockholders to support the MMI Nominees and send a message to the incumbent board of Chemed that independence and experience matter by signing, dating and returning the enclosed GOLD proxy card today.

Sincerely,

MMI Investments, L.P.

Item 2:  On April 28, 2009, MMI Investments issued the folowing press release:

MMI INVESTMENTS ISSUES LETTER TO CHEMED STOCKHOLDERS ILLUSTRATING THE SUPERIOR QUALIFICATIONS OF THE MMI NOMINEES

NEW YORK, NY, April 28, 2009 -- MMI Investments, L.P. (“MMI Investments”) today sent a letter to Chemed Corporation’s (“Chemed”) (NYSE: CHE) stockholders along with their proxy statement urging stockholders to elect MMI Investments’ five independent and highly qualified nominees to Chemed’s board. Chemed’s 2009 annual meeting of stockholders is scheduled to be held on May 29, 2009, at 11:00 a.m. local time at The Queen City Club located at 331 East Fourth Street, Cincinnati, Ohio (the “Annual Meeting”). Stockholders of record as of March 31, 2009 are entitled to vote at the Annual Meeting.

MMI Investments President and Chemed director nominee, Clay B. Lifflander, stated: “MMI Investments has nominated director candidates for Chemed’s board that are, in our opinion, superior to the incumbents we oppose in operational and strategic credentials, relevant industry experience and independence from the current board and management.  We believe that’s the way corporate directors should be elected: on the basis of being the best qualified, not the sons of former chairmen, management insiders and lawyers for the company.  Yet that’s the profile of the incumbent directors we oppose.  We believe the MMI Investments nominees offer a far better choice, and encourage Chemed stockholders to support the MMI Investments nominees by voting the GOLD proxy card.”

The full text of the letter follows:

ELECT MMI’S SUPERIOR DIRECTOR NOMINEES TO BRING EXPERIENCE, INDEPENDENCE AND STRATEGIC CREDENTIALS TO CHEMED’S BOARD

VOTE YOUR GOLD PROXY CARD TODAY

April 28, 2009

Dear Fellow Chemed Stockholder:

MMI Investments, L.P. (“MMI Investments”), a long-only investment fund and owner of 3.5% of Chemed Corporation’s (“Chemed”) outstanding capital stock, is seeking your support for five highly qualified, independent and experienced director candidates (the “MMI Nominees”) for election to Chemed’s eleven-member board at the 2009 annual meeting of stockholders (the “Annual Meeting”).  The MMI Nominees are Scott J. Cromie, James Foy, Clay B. Lifflander, Peter A. Michel and Carroll R. Wetzel, Jr.  We note that we are soliciting proxies on the GOLD proxy card to elect not only the five MMI Nominees, but also the candidates who have been nominated by Chemed other than Patrick P. Grace, Thomas C. Hutton, Walter L. Krebs, Donald E. Saunders and George J. Walsh III.

The chart on the following page in our opinion clearly illustrates the superiority of the MMI Nominees to the Chemed incumbents we oppose, whether by measures of operating and strategic credentials or independence from Chemed management and the rest of the board.

We encourage you to consider which slate is better equipped to maximize value for Chemed stockholders, and urge you to support the MMI Nominees by signing, dating and returning the enclosed GOLD proxy card.

Of the five incumbent directors we oppose, two are sons of former Chemed Chairmen, two are practicing attorneys with no operational experience, four are current or former employees of Chemed or a former affiliate, and one is a former paid service provider to Chemed as recently as 2007.  These incumbent directors have a total of only 21 months experience in industries currently relevant to Chemed, no outside public company director experience beyond Chemed and its past affiliates and an average tenure as Chemed director of 16 years.

In contrast, the five MMI Nominees bring decades of relevant operational experience in both of Chemed’s two industries: healthcare administration (35 years) and residential services (36 years), a strong track record of public company board service and effective governance, strategic alternatives review and execution expertise, and total uncompromised independence and stockholder alignment.

CONSIDER THE RISK-REWARD ANALYSIS OF SUPPORTING THE MMI NOMINEES:

•	The Chemed incumbents we oppose have financial and/or familial ties to Chemed and virtually no relevant operational experience, despite decades of employment with Chemed.

•	The MMI Nominees have significant experience in Chemed’s sectors, superior public company board credentials, and unquestioned independence and alignment with stockholders.

IF NOT FOR INCUMBENCY, WOULD THERE EVEN BE A QUESTION?

To view the chart illustrating biographical information and comparing the credentials of the MMI Nominees and the Chemed incumbents we oppose included in the letter mailed to stockholders, please click www.viewourmaterials.com/mmi-chemed/NomineeTable .

THE MMI NOMINEES HAVE ONLY ONE GOAL: MAXIMIZING VALUE FOR CHEMED STOCKHOLDERS

After several years as a stockholder, nearly a dozen in-depth meetings with Chemed senior management and much time, effort and research into Chemed’s operations, strategic alternatives and corporate governance, MMI Investments concluded that Chemed’s board is in desperate need of significant change and we have nominated five independent directors who are committed to maximizing stockholder value.

We do not seek board representation for stockholders lightly.  We are not seeking control of the board and we do not have any singular agenda for Chemed.  What we do have are significant concerns about the independence of the incumbent board and a lack of confidence that, without stockholder representation, Chemed’s board will act in the best interests of stockholders.

CHEMED STOCKHOLDERS DESERVE AN EXPERIENCED, INDEPENDENT BOARD WITHOUT MANAGEMENT INSIDERS, SONS OF FORMER CHAIRMEN AND VENDORS TO THE COMPANY

Even after adding two new, independent and qualified director candidates to its slate, the Chemed board remains, based upon our research, a tangled web of nepotism and interrelationships, mostly financially compensated.  We note that prior to nominating two new director candidates, ten of Chemed’s eleven directors had significant ties to the company that compromised their independence, and the eleventh, while technically independent, has no relevant operational experience and was a personal friend of the former chairman prior to joining the board.  Three independent members of an eleven member board does not constitute good governance.

Independence matters – particularly when a board must objectively make decisions to maximize value for stockholders, including deciding whether to separate two completely unrelated businesses, and in doing so dismantle an outdated, expensive and unnecessary corporate infrastructure.  Dismantling the Chemed board’s cronyism alone would be a vast improvement in our opinion, but the MMI Nominees offer much more: superior credentials to the incumbents we oppose in relevant operational experience, public board service and strategic alternatives expertise. Furthermore, with the MMI Nominees added to the board, Chemed would have a vastly improved corporate governance profile.

We urge all stockholders to support the MMI Nominees and send a message to the incumbent board of Chemed that independence and experience matter by signing, dating and returning the enclosed GOLD proxy card today.

Sincerely,

MMI Investments, L.P.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

MMI Investments, L.P., a Delaware limited partnership (“MMI Investments”), together with the other participants named below, has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement (the “Proxy Statement”) and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies in support of its director nominees at the 2009 Annual Meeting of Stockholders of Chemed Corporation (the “Company”).

MMI INVESTMENTS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WHEN AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC. BY CALLING (800) 322-2885. ANY SUCH PROXY MATERIALS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV AND MMI INVESTMENTS’ WEBPAGE AT HTTP://WWW.VIEWOURMATERIALS.COM/MMI-CHEMED.

The participants in the proxy solicitation are MMI Investments, MCM Capital Management, LLC (“MCM”), which is the general partner of MMI Investments, John S. Dyson, who is Chairman and a voting member of MCM, Clay B. Lifflander, who is President and a voting member of MCM, Scott J. Cromie, James Foy, Peter A, Michel and Carroll R. Wetzel, Jr. (the “Group”).  As of April 27, 2009, MMI Investments beneficially owned 800,000 shares of capital stock, $1 par value per share (the “Common Stock”), of the Company, which shares represent approximately 3.5% of the outstanding Common Stock, and Mr. Cromie beneficially owned two shares of Common Stock.  Except for the shares owned by MMI Investments and Mr. Cromie, which each member of the Group may be deemed to beneficially own under SEC rules, none of the other members of the Group beneficially owns any Common Stock of the Company. Additional information concerning MMI Investments and the other members of the Group is included in the Proxy Statement.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of MMI’s proxy materials, please contact
MacKenzie Partners, Inc. at the address or phone numbers listed below.

MACKENZIE PARTNERS, INC.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885